UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2023

Seagen Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

21823 30th Drive SE Bothell, Washington 98021
(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2023, Seagen Inc., a Delaware corporation (the “Company”), entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Pfizer Inc., a Delaware corporation (“Pfizer”), and Aris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pfizer (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Pfizer (the “Surviving Corporation”), and (ii) a Voting Agreement (the “Voting Agreement”), by and among the Company, Pfizer, and Baker Bros. Advisors LP (the “Advisor”), on behalf of itself and certain specified persons identified therein in their respective capacities as record or beneficial owners of Common Shares (as defined below), pursuant to which, among other things, the Advisor has agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote (or cause to be voted) all of the Covered Shares (as defined below) in favor of the adoption of the Merger Agreement.

The Merger Agreement

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all shares of common stock of the Company, par value $0.001 per share (the “Common Shares”), that are owned by the Company as treasury shares and any Common Shares owned by Pfizer or Merger Sub will automatically be cancelled and extinguished and will cease to exist, and no consideration will be payable in exchange therefor, (ii) each Common Share that is owned by any direct or indirect wholly owned subsidiary of Pfizer (other than Merger Sub) or the Company will be converted into such number of shares of the Surviving Corporation so as to maintain relative ownership percentage, and (iii) each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares to be cancelled or converted as described in clauses (i) and (ii) and any Common Shares outstanding immediately prior to the Effective Time and held by a holder of Common Shares who has complied with Section 262 of the General Corporation Law of the State of Delaware with respect to such Common Shares) will be converted into the right to receive an amount in cash equal to $229.00 (the “Merger Consideration”).

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards at the Effective Time:

•

Each option to purchase Common Shares (each a “Company Option”) that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, multiplied by (ii) the number of Common Shares then subject to such Company Option (which number, in the case of Company Options subject to performance goals based on stock price hurdles, will be determined based on actual performance in accordance with the terms of such Company Options, with any Company Options that do not vest being forfeited for no consideration), net of applicable taxes and without interest.

•

Each restricted stock unit (each a “Company RSU”), other than any Post-Signing Company RSU (as defined below), that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will be cancelled and converted into the right to receive an amount in cash in respect thereof equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of Common Shares then subject to such Company RSU, net of applicable taxes and without interest.

•

Each Company RSU granted after the date of the Merger Agreement that is unvested and outstanding as of the Effective Time (a “Post-Signing Company RSU”) will be substituted automatically with a Pfizer cash-based award (each, a “Pfizer Cash Award”) with respect to an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of Common Shares then subject to such Post-Signing Company RSU. Each Pfizer Cash Award will otherwise be subject to substantially the same terms and conditions applicable to such Post-Signing Company RSU as of immediately prior to the Effective Time.

•

Each Company Non-Products PSU (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time, whether or not then vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of Common Shares then subject to such Company Non-Products PSU based on (A) for performance periods that are complete as of the Effective Time, actual performance and (B) for performance periods that are incomplete as of the Effective Time, the greater of the target and actual performance net of applicable taxes and without interest.

•

Each Company Products PSU (as defined in the Merger Agreement), that is unvested and outstanding immediately prior to the Effective Time will be substituted automatically with a Pfizer Cash Award subject to the same performance-based vesting requirements (a “Pfizer Performance Cash Award”) with respect to that number of shares of Pfizer Common Stock that is equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of Common Shares then subject to such Company Products PSU. Each Pfizer Performance Cash Award will otherwise be subject to the same terms and conditions applicable to such Company PSU as of immediately prior to the Effective Time; provided, that upon a termination without “cause” (as defined in the Company’s Amended and Restated 2007 Equity Incentive Plan and the Company ESPP), due to death or disability, or for good reason, such Pfizer Performance Cash Award will vest in full.

The consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to : (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Common Shares entitled to vote on such matter at the meeting of the Company’s stockholders held for that purpose (the “Company Requisite Vote”), (ii) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain non-U.S. antitrust and foreign direct investment approvals, (iii) no statute, rule or regulation that prohibits the consummation of the Merger having been enacted, issued, enforced or promulgated and remaining in effect in certain specified jurisdictions, and no order or injunction of a court of competent jurisdiction being in effect in certain specified jurisdictions that prohibits or makes illegal the consummation of the Merger and (iv) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing. The obligations of each party to effect the Merger are also conditioned on the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions) and the other party’s performance and compliance with, in all material respects, the agreements, obligations and covenants required to be performed by it under the Merger Agreement at or prior to the Effective Time.

The Merger Agreement also contains customary representations, warranties and covenants of the Company, Pfizer and Merger Sub, including covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. In addition, the Company has agreed to customary “no-shop” restrictions on the Company’s ability to solicit any Company Acquisition Proposal (as defined in the Merger Agreement), to enter into any Alternative Acquisition Agreement (as defined in the Merger Agreement), and to participate in discussions or negotiations with or provide non-public information to any person relating to any Company Acquisition Proposal. Notwithstanding the limitations applicable under the “no-shop” restrictions, if, after the date of the Merger Agreement and prior to the date on which the Company Requisite Vote is obtained, the Company receives a bona fide proposal relating to a Company Acquisition Proposal that did not result from a material breach of the Company’s obligations under the “no-shop” restrictions and the Company Board of Directors (the “Board”) determines in good faith, after consultation with its financial advisors, that such Company Acquisition Proposal either constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), the Company may furnish non-public information to the person making such Company Acquisition Proposal in accordance with a confidentiality agreement not materially less favorable in the aggregate than the confidentiality agreement between the Company and Pfizer and may participate in discussions and negotiations with such person, subject to certain notice rights and match rights in favor of Pfizer.

The Merger Agreement provides for certain customary termination rights of the Company and Pfizer, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal, Pfizer’s right to terminate the Merger Agreement if the Board changes its recommendation that the Company’s stockholders approve the adoption of the Merger Agreement, and the right of either party to terminate the Merger Agreement if the Merger has not been completed on or prior to 5:00 p.m. (New York Time) on March 12, 2024 (as may be extended under the Merger Agreement, the “Outside Date”), which will be automatically extended to September 12, 2024 if certain regulatory closing conditions remain the only conditions not satisfied or waived as of March 12, 2024 (other than conditions that by their terms are to be satisfied at the closing). The Merger Agreement also provides that the Company will be required to pay Pfizer a termination fee of $1.646 billion following or in connection with the termination of the Merger Agreement in certain circumstances, including if the Company terminates the Merger Agreement in order to accept a Superior Proposal as set forth in the Merger Agreement.

In addition, the Merger Agreement provides that Pfizer will be required to pay the Company a termination fee of $2.224 billion in connection with the termination of the Merger Agreement, subject to certain limitations set forth in the Merger Agreement, if the Merger Agreement is terminated by either party as a result of (i) certain regulatory closing conditions relating to antitrust laws and foreign direct investment laws not having been satisfied as of the Outside Date or (ii) a court of competent jurisdiction or other governmental authority having issued a final, non-appealable order, or a statute, rule or regulation being in place, in each case, in connection with any antitrust law or foreign direct investment law, that permanently restrains, enjoins or otherwise prohibits the consummation of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Pfizer or Merger Sub or their respective subsidiaries or affiliates. The representations, warranties, and covenants of each of the Company, Pfizer and Merger Sub contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations, warranties, and covenants or any descriptions thereof should not be relied upon by any person as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information will not necessarily be fully reflected in the Company’s or Pfizer’s public disclosures.

The Voting Agreement

On March 12, 2023, the Company entered into the Voting Agreement with Pfizer and the Advisor, on behalf of itself and certain specified persons identified therein in their respective capacities as record or beneficial owners of Common Shares (the “Stockholders”), pursuant to which and on the terms and subject to the conditions thereof, among other things, the Advisor has agreed to vote (or cause to be voted) all of the Common Shares owned of record or beneficially by the Stockholders as of the date of the Merger Agreement and any additional Common Shares of which any such Stockholder acquires record or beneficial ownership after the date of the Merger Agreement (collectively, the “Covered Shares”) (i) in favor of any proposal to adopt the Merger Agreement and approve the Merger and (ii) against (A) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations to complete the Merger not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Advisor contained in the Voting Agreement, (B) any Company Acquisition Proposal or (C) any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing description of the Voting Agreement is qualified in its entirety by the full text of the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

A copy of the Voting Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties, and covenants of each of the parties thereto contained in the Voting Agreement were made only for purposes of the Voting Agreement and as of specific dates, were solely for the benefit of the parties to the Voting Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations, warranties, and covenants or any descriptions thereof should not be relied upon by any person as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Voting Agreement, which subsequent information will not necessarily be fully reflected in the Company’s or Pfizer’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2023, the Company entered into letter agreements with David R. Epstein, the Company’s Chief Executive Officer, and Roger Dansey, M.D., the Company’s President, Research and Development and Chief Medical Officer, providing that, in the event that the applicable executive receives any payments or benefits that are subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, such executive will receive a payment that puts such executive in the same after-tax position as though such tax did not apply. The foregoing description of the letter agreements is qualified in its entirety by reference to the form of Letter Agreement, a copy of which is filed as Exhibit 10.2 herewith and is incorporated by reference herein.

Item 7.01	Other Events.

On March 13, 2023, the Company and Pfizer issued a joint press release (the “Press Release”) announcing entry into the Merger Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 13, 2023, representatives of the Company and Pfizer will present to investors an investor presentation (the “Investor Presentation”) in connection with the announcement of the Merger Agreement. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Information set forth herein, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between the Company, Pfizer and Merger Sub, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the Company’s stockholders may not approve the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed Merger; effects of the announcement, pendency or completion of the proposed Merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger or the proposed Merger.

Discussions of additional risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company, Pfizer and Merger Sub. In connection with the proposed transaction, the Company will file a proxy statement on Schedule 14A with the SEC, as well as other relevant materials regarding the transaction. Following the filing of the definitive proxy statement, the Company will mail the definitive proxy statement and a proxy card to its stockholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PFIZER, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about the Company, without charge, at the SEC’s website, http://www.sec.gov.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2022, and the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2022. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated March 12, 2023, by and among Seagen Inc., Pfizer Inc. and Aris Merger Sub, Inc.

10.1	Voting Agreement, dated March 12, 2023, by and among Seagen Inc., Pfizer Inc., and Baker Bros. Advisors LP, on behalf of itself and certain specified persons identified therein in their respective capacities as record or beneficial owners of Seagen common stock

10.2	Form of Letter Agreement, dated March 12, 2023.

99.1	Press Release, dated March 13, 2023.

99.2	Investor Presentation, dated March 13, 2023.

104	Cover Page Interactive Data File (formatted in Inline XBRL)

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGEN INC.

Date: March 13, 2023	By:	/s/ Jean I. Liu
Jean I. Liu
Chief Legal Officer